Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in Registration Statement No. 333-108735 of Merchants and Manufacturers Bancorporation, Inc. on Form S-8 of our report dated June 18, 2003 on the financial statements of Merchants and Manufacturers Bancorporation 401(k) Salary Savings Plan as of and for the year ended December 31, 2002, appearing in this Annual Report on Form 11-K.

/s/ McGladrey & Pullen, LLP
McGladrey & Pullen, LLP

Madison, Wisconsin
September 12, 2003